Exhibit g(2)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

THE BANK OF NEW YORK

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF OCTOBER 3, 2001

The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of July 1, 2001.

FUND	PORTFOLIO	EFFECTIVE AS OF:
Fidelity Aberdeen Street Trust	Fidelity Freedom Income Fund	July 1, 2001
	Fidelity Freedom 2000 Fund	July 1, 2001
	Fidelity Freedom 2010 Fund	July 1, 2001
	Fidelity Freedom 2020 Fund	July 1, 2001
	Fidelity Freedom 2030 Fund	July 1, 2001
	Fidelity Freedom 2040 Fund	July 1, 2001
Fidelity Advisor Series II	Fidelity Advisor Government Investment Fund	July 1, 2001
	Fidelity Advisor Floating Rate High Income Fund	July 1, 2001
	Fidelity Advisor High Income Fund	July 1, 2001
	Fidelity Advisor High Yield Fund	July 1, 2001
	Fidelity Advisor Intermediate Bond Fund	July 1, 2001
	Fidelity Advisor Mortgage Securities Fund	July 1, 2001
	Fidelity Advisor Short Fixed-Income Fund	July 1, 2001
	Fidelity Advisor Strategic Income Fund	July 1, 2001
Fidelity Advisor Series IV	Fidelity Institutional Short-Intermediate Government Fund	July 1, 2001
	Fidelity Real Estate High Income Fund	July 1, 2001
Boston Street Trust	Fidelity Target Timeline 2003	July 1, 2001
Fidelity Charles Street Trust	Spartan Investment Grade Bond Fund	July 1, 2001
Fidelity Commonwealth Trust	Fidelity Intermediate Bond Fund	July 1, 2001
Fidelity Concord Street Trust	Fidelity U.S. Bond Index Fund	July 1, 2001
Fidelity Covington Trust	Fidelity Real Estate High Income Fund II	July 1, 2001
Colchester Street Trust	Domestic Portfolio	July 1, 2001
	Money Market Portfolio	July 1, 2001
	Government Portfolio	July 1, 2001
	Treasury Portfolio	July 1, 2001
	Treasury Only Portfolio	July 1, 2001
	Tax-Exempt Portfolio	July 1, 2001
Fidelity Fixed-Income Trust	Fidelity Short-Term Bond Fund	July 1, 2001
	Fidelity Investment Grade Bond Fund	July 1, 2001
	Spartan Government Income Fund	July 1, 2001
	Fidelity High Income Fund	July 1, 2001
Fidelity Hereford Street Trust	Spartan Money Market Fund	July 1, 2001
	Spartan U.S. Government Money Market Fund	July 1, 2001
	Spartan U.S. Treasury Money Market Fund	July 1, 2001
Fidelity Income Fund	Fidelity Ginnie Mae Fund	July 1, 2001
	Fidelity Intermediate Government Income Fund	July 1, 2001
Fidelity Money Market Trust	Retirement Government Money Market Portfolio	July 1, 2001
	Retirement Money Market Portfolio	July 1, 2001
Fidelity Oxford Street Trust	Fidelity Four-in-One Index Fund	July 1, 2001
Fidelity Phillips Street Trust	Fidelity Cash Reserves	July 1, 2001
	Fidelity U.S. Government Reserves	July 1, 2001
Fidelity Select Portfolios	Money Market Portfolio	July 1, 2001
Fidelity Summer Street Trust	Fidelity Capital & Income Fund	July 1, 2001
Fidelity School Street Trust:	Fidelity Strategic Income Fund	July 1, 2001
Fidelity Union Street Trust	Spartan Ginnie Mae Fund	July 1, 2001
Fidelity Union Street Trust II	Fidelity Daily Income Trust	July 1, 2001
Newbury Street Trust	Prime Fund - Daily Money Class	July 1, 2001
	Prime Fund - Capital Reserves Class	July 1, 2001
	Treasury Fund - Daily Money Class	July 1, 2001
	Treasury Fund - Advisor B Class	July 1, 2001
	Treasury Fund - Capital Reserves Class	July 1, 2001
Variable Insurance Products Fund	High Income Portfolio	July 1, 2001
	Money Market Portfolio	July 1, 2001
Variable Insurance Products Fund II	Investment Grade Bond Portfolio	July 1, 2001

*Note: Fidelity Boston Street Trust: Fidelity Target Timeline 2001 liquidated as of October 3, 2001.
EACH OF THE INVESTMENT COMPANIES LISTED ON THIS APPENDIX "A", ON BEHALF OF EACH OF THEIR RESPECTIVE PORTFOLIOS	THE BANK OF NEW YORK

By: /s/John Costello	By: /s/Edward G. McGann
Name: John Costello	Name: Edward G. McGann
Title: Assistant Treasurer	Title: Vice President